Amended and Restated
                                   Schedule A
                                     to the
                  Administration and Fund Accounting Agreement
                                 by and between
                                 PIA Mutual Fund
                                       and
                             UMB Fund Services, Inc.



Intending to be legally bound, the undersigned hereby amend and restate this Schedule A to the Administration and Fund Accounting Agreement between UMB Fund Services, Inc. and PIA Mutual Fund effective as of the date below.



                                  Name of Funds


                    PIA Short-Term Government Securities Fund
                           PIA Total Return Bond Fund
                                 PIA Equity Fund

                                  OCM Gold Fund

                                PIA BBB Bond Fund









Dated and effective as of the 24th day of April, 2003.



UMB FUND SERVICES, INC.                 PIA MUTUAL FUND


By: /s/ Randy Pavlick                 By: /s/ Flaven Butler
     Authorized Officer                     Authorized Officer